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                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:

                                       *    Case No. 00-5-6931-JS
SUNTERRA CORPORATION, et al.,          *    through  00-5-6967-JS, 00-5-8313-JS,
                      -- ---
                                       *    and 00-6-3718-JS
               Debtors.                *
                                       *    (Chapter 11)
                                       *    Jointly Administered under
                                       *    Case No. 00-5-6931-JS
*    *     *     *     *    *          *    *        *        *        *       *

        DEBTORS' THIRD AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
               UNDER CHAPER 11 OF THE BANKRUPTCY CODE, AS AMENDED
               --------------------------------------------------

          Sunterra Corporation; AKGI Lake Tahoe Investments, Inc.; AKGI St. Maarten, N.V., Inc.; All Seasons Properties, Inc.; All Seasons Realty, Inc.; All Seasons Resorts, Inc. (AZ); All Seasons Resorts, Inc. (TX); Argosy Grand Beach, Inc.; Argosy Hilton Head, Inc.; Argosy Partners, Inc.; Argosy/KGI Grand Beach Investment Partnership; Argosy/KGI Port Royal Partners; AVCOM International, Inc.; Design Internationale-RMI, Inc.; Grand Beach Partners, LP; Grand Beach Resort, Limited Partnership; Greenspings Associates; Greensprings Plantation Resorts, Inc.; Harich Tahoe Development; KGI Grand Beach Investments, Inc.; KGI Port Royal, Inc.; KGK Lake Tahoe Development, Inc.; Lake Tahoe Resort Partners, LLC; Lakewood Development, Inc.; MMG Development Corp.; Plantation Resorts Group, Inc.; Pointe Partners, Limited Partnership; Port Royal Resort, L.P.; Powhatan Associates; Premier Vacations, Inc.; Resort Connections, Inc.; Resorts Development International, Inc.; Resorts Marketing International, Inc.; Ridge Pointe Limited Partnership; Ridgewood Development, Inc.; RKG, Inc.; Sunterra Financial Services, Inc.; Sunterra St. Croix, Inc.; and Williamsburg Vacations, Inc., the above-captioned debtors and debtors in possession, propose the following Third Amended and Restated Joint Plan of Reorganization, As Amended, pursuant to section 1121(a) of title 11 of the United States Code:

         SECTION 1.  DEFINITIONS AND INTERPRETATION

         A.   Definitions.

         1.1 The following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural):

         1.2 Administrative Bar Date means the date specified in section 2.3 of this Plan, or such other date as may be fixed by order of the Bankruptcy Court, by which an Administrative Expense Claim must be filed.

         1.3 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code (other than a Fee Claim or DIP Lender Claim), including, without limitation, any actual and necessary costs and expenses of preserving one or more of the Debtors' Estates, any actual and necessary costs and expenses of operating one or more of the Debtors' businesses, any fees or charges

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assessed against one or more of the Estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code, and, for purposes of the Plan, Indenture Trustee Fees and Expenses.

     1.4 ADR Procedures means any alternative dispute resolution procedures approved in the Reorganization Cases pursuant to an order of the Bankruptcy Court to determine the amount of Allowed Tort Claims.

     1.5  Allowed means, with reference to any Claim: (a) subject to section
13.5 of this Plan, any Claim against any Debtor which has been listed by such Debtor in the Schedules as liquidated in amount and not disputed or contingent, and for which no contrary or inconsistent proof of claim has been filed; or notwithstanding the Claim being listed in the Schedules as liquidated in amount and not disputed or contingent, (i) the Debtor has filed an objection to the Claim which has been overruled, or (ii) as to which no objection to allowance has been interposed prior to the deadline by which such objections must be filed in accordance with section 7 of this Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court and as to which such deadline has expired; or (b) any timely filed Claim
(i) as to which no objection to allowance has been interposed prior to the deadline by which such objections must be filed in accordance with section 7 of this Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court and as to which such deadline has expired, or (ii) as to which an objection has been filed and not withdrawn and such objection has been determined by a Final Order (but only to the extent such objection has been overruled); (c) any Claim which is not a Disputed Claim; or (d) any Claim allowed hereunder. Unless otherwise specified herein or allowed by order of the Bankruptcy Court, Allowed Claims (including Allowed Administrative Expense Claims) shall not, for any purpose under this Plan, include post Commencement Date interest on such Claims.

     1.6 Amended Bylaws means the Amended and Restated Bylaws of Reorganized Sunterra, which bylaws shall be substantially in the form set forth in the Plan Supplement.

     1.7 Amended Articles of Incorporation means the Amended and Restated Articles of Incorporation of Reorganized Sunterra, which articles shall be substantially in the form set forth in the Plan Supplement.

     1.8 Assets means all of the right, title and interest of any Debtor in and to property of whatever type or nature (real, personal, mixed, tangible or intangible), including property of each Debtor's Estate.

     1.9  B of A means Bank of America, N.A.

     1.10 B of A Agreement means that certain Amended and Restated Credit Agreement, dated as of December 31, 1999 among Sunterra Corp., certain lender parties and Bank of America, as administrative agent.

     1.11 B of A Claim means a Secured Claim asserted against any of the Debtors for an amount due under or in connection with the B of A Agreement, including, without limitation, interest, if any, accrued both prior to and subsequent to the Commencement Date, after taking into account all payments or credits made or given by the Debtors to the holders of such Claims on or after the Commencement Date with respect thereto.

     1.12 B of A Collateral means the property listed on the New Replacement Collateral Schedule to be delivered, transferred or conveyed to the holder of an Allowed B of A Claim pursuant to section 6 of this Plan.

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     1.13 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

     1.14 Bankruptcy Court means the United States Bankruptcy Court for the District of Maryland (Baltimore Division), or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

     1.15 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

     1.16 Bar Date(s) means, as applicable, August 30, 2001, the date fixed in the Bar Date Order by which all Persons asserting certain Claims arising before the Commencement Date must have filed proofs of such Claims or be forever barred from asserting such Claims against the Debtors or the Estates, or such other date(s) established by order(s) of the Bankruptcy Court or this Plan by which any such Claim must be filed.

     1.17 Bar Date Order(s) means the order(s) entered by the Bankruptcy Court establishing the respective Bar Date(s), including the Confirmation Order.

     1.18 Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in Baltimore, Maryland and/or New York, New York are required or authorized to close by law or executive order.

     1.19 Cash means legal tender of the United States of America or a commercially recognized cash equivalent.

     1.20 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

     1.21 Claim means "claim" as defined in section 101(5) of the Bankruptcy Code. 1.22 Class means any group of Claims or Equity Interests classified by this Plan as belonging to a single particular class pursuant to section 1123(a)(1) of the Bankruptcy Code.

     1.23 Class 7 Litigation Trust Beneficial Interests means, collectively, the Class 7 Series A Litigation Trust Beneficial Interests and the Class 7 Series B Litigation Trust Beneficial Interests. The Class 7 Litigation Trust Beneficial Interests will not be represented by any certificates, and may not be transferred or assigned except by will, the laws of intestacy, or by operation of law.

     1.24 Class 7 Series A Litigation Trust Beneficial Interests means Litigation Trust Beneficial Interests under the Litigation Trust Agreement, representing beneficial interests in the Estate Litigation Claims to be allocated pro rata to holders of Allowed 9 3/4% Senior Subordinated Notes Claims under the Litigation Trust Agreement. Such Class 7 Series A Litigation Trust Beneficial Interests shall, among other things, be subject to distribution and liquidation provisions that conform to the subordination provisions of the 9 3/4% Senior Subordinated Notes Indenture, including, but not limited to, a provision that no further distributions shall be made with respect thereto when the sum of (a) the value of the 9 3/4%

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Senior Subordinated Notes Stock Distribution and (b) distributions actually made on account of the Class 7 Litigation Trust Beneficial Interests equals the Total 9 3/4% Entitlement.

     1.25 Class 7 Series B Litigation Trust Beneficial Interests means Litigation Trust Beneficial Interests under the Litigation Trust Agreement, representing beneficial interests in Third Party Claims under the Litigation Trust Agreement to be allocated pro rata, pursuant to the Litigation Trust Agreement, to holders of Allowed 9 3/4% Senior Subordinated Notes Claims who have contributed Third Party Claims to the Litigation Trust in accordance with section 5.14 of this Plan.

     1.26 Class 8 Litigation Trust Beneficial Interests means, collectively, the Class 8 Series A Litigation Trust Beneficial Interests and the Class 8 Series B Litigation Trust Beneficial Interests. The Class 8 Litigation Trust Beneficial Interests will not be represented by any certificates, and may not be transferred or assigned except by will, the laws of intestacy, or by operation of law.

     1.27 Class 8 Series A Litigation Trust Beneficial Interests means Litigation Trust Beneficial Interests under the Litigation Trust Agreement, representing beneficial interests in the Estate Litigation Claims to be allocated pro rata to holders of Allowed 5 3/4% Convertible Subordinated Notes Claims. Such Class 8 Series A Litigation Trust Beneficial Interests shall, among other things, be subject to distribution and liquidation provisions that conform to the subordination provisions of the 5 3/4% Convertible Subordinated Notes Indenture, including, but not limited to, a provision that no distributions shall be made with respect thereto until the sum of (a) the value of the 9 3/4% Senior Subordinated Notes Stock Distribution and (b) distributions actually made on account of the Class 7 Litigation Trust Beneficial Interests, is equal to the Total 9 3/4% Entitlement.

     1.28 Class 8 Series B Litigation Trust Beneficial Interests means Litigation Trust Beneficial Interests under the Litigation Trust Agreement, representing beneficial interests in Third Party Claims under the Litigation Trust Agreement to be allocated pro rata, pursuant to the Litigation Trust Agreement, to holders of Allowed 5 3/4% Convertible Subordinated Notes Claims who have contributed Third Party Claims to the Litigation Trust in accordance with section 5.14 of this Plan.

     1.29 Class 9 Litigation Trust Beneficial Interests means collectively the Class 9 Series A Litigation Trust Beneficial Interests and the Class 9 Series B Litigation Trust Beneficial Interests. The Class 9 Litigation Trust Beneficial Interests will not be represented by any certificates, and may not be transferred or assigned except by will, the laws of intestacy, or by operation of law.

     1.30 Class 9 Series A Litigation Trust Beneficial Interests means Litigation Trust Beneficial Interests under the Litigation Trust Agreement, representing beneficial interests in the Estate Litigation Claims to be allocated pro rata to holders of the Allowed General Unsecured Claims.

     1.31 Class 9 Series B Litigation Trust Beneficial Interests means Litigation Trust Beneficial Interests under the Litigation Trust Agreement, representing beneficial interests in Third Party Claims under the Litigation Trust Agreement to be allocated pro rata, pursuant to the Litigation Trust Agreement, to holders of the Allowed General Unsecured Claims who have contributed Third Party Claims to the Litigation Trust in accordance with section 5.14 of this Plan.

     1.32 Combination Transaction means a consolidation, merger, contribution of assets or other transaction in which, among other things, one or more Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or Sunterra Affiliate, or changes legal form, which shall occur on or as soon as reasonably practicable after the Effective Date, as summarized in the Plan Supplement.

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    1.33 Commencement Date means, with respect to Design Internationale-RMI,
Inc., June 30, 2000, with respect to Resorts Development International, Inc., November 1, 2000, and, with respect to all other Debtors, May 31, 2000.

    1.34 Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

    1.35 Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

    1.36 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

    1.37 Convenience Claim Distribution means the lesser of: (a) the total aggregate amount of Allowed Convenience Claims; and (b) $1.5 million. 1.38 Convenience Claim means an Unsecured Claim that otherwise would be a General Unsecured Claim, Allowed in, or as to which the holder thereof elects to reduce such Allowed Claim to, an amount equal to or less than $1,000.

    1.39 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Reorganization Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

    1.40 Cypress Pointe Notes means those certain promissory notes dated on or about October 31, 1997 between Signature Resorts, Inc. n/k/a Sunterra Corp. and the Cypress Pointe Noteholders, as may be amended, which are secured by undeveloped land located at the Debtors' Cypress Pointe Resort, located in Orange County, Florida.

    1.41 Cypress Pointe Notes Claim means a Secured Claim asserted against any of the Debtors for an amount due under or in connection with the Cypress Pointe Notes, including, without limitation, interest, if any, accrued both prior to and subsequent to the Commencement Date, after taking into account all payments or credits made or given by the Debtors to holders of such Claims on or after the Commencement Date with respect thereto.

    1.42 Cypress Point Noteholders means, collectively, Potter Enterprises Inc. of Central Florida, Pasqaule Rinaldi, Jere L. Singleton, Gregkay Development Corporation, and Jackson L. Landers.

    1.43 Debtors means Sunterra Corporation; AKGI Lake Tahoe Investments, Inc.; AKGI St. Maarten, N.V., Inc.; All Seasons Properties, Inc.; All Seasons Realty, Inc.; All Seasons Resorts, Inc. (AZ); All Seasons Resorts, Inc. (TX); Argosy Grand Beach, Inc.; Argosy Hilton Head, Inc.; Argosy Partners, Inc.; Argosy/KGI Grand Beach Investment Partnership; Argosy/KGI Port Royal Partners; AVCOM International, Inc.; Design Internationale-RMI, Inc.; Grand Beach Partners, LP; Grand Beach Resort, Limited Partnership; Greenspings Associates; Greensprings Plantation Resorts, Inc.; Harich Tahoe Development; KGI Grand Beach Investments, Inc.; KGI Port Royal, Inc.; KGK Lake Tahoe Development, Inc.; Lake Tahoe Resort Partners, LLC; Lakewood Development, Inc.; MMG Development Corp.; Plantation Resorts Group, Inc.; Pointe Partners, Limited Partnership; Port Royal Resort, L.P.; Powhatan Associates; Premier Vacations, Inc.; Resort Connections, Inc.; Resorts Development International, Inc.; Resorts Marketing International, Inc.; Ridge Pointe Limited Partnership; Ridgewood Development, Inc.; RKG, Inc.; Sunterra Financial Services, Inc.; Sunterra St. Croix, Inc.; and Williamsburg Vacations, Inc.

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     1.44   Defensive Claims means, collectively, Claims of any Person that may be asserted in response to Designated Litigation, including, but not limited to, counterclaims, cross claims, indemnity claims, contribution claims, or offsets against one or more of the Debtors.

     1.45 Deficiency Claim means, with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the Debtors' interest in such property that collateralizes the Claim.

     1.46 Designated Litigation means (a) all Estate Litigation Claims and (b) all Third Party Claims that have been assigned to the Litigation Trust pursuant to section 5.14 of this Plan.

     1.47 DIP Facility means that certain Financing Agreement, dated April 20, 2001, as heretofore amended, by and among Sunterra Corp., as debtor and debtor-in-possession, certain of its subsidiaries, as debtors and debtors-in-possession, the financial institutions from time to time party thereto and Greenwich Capital Markets, Inc., as agent, as the same may be further amended from time to time.

     1.48 DIP Lender means the financial institutions, including Greenwich Capital Markets, Inc., as agent, who from time to time are or were a party to the DIP Facility.

     1.49 DIP Lender Claim means an Allowed Claim of a DIP Lender in respect of the obligations of the Debtors arising under the DIP Facility.

     1.50 DIP Order means that certain Final Order pursuant to Bankruptcy Code sections 105(a) and 364, and Bankruptcy Rules 2002, 4001 and 9014, dated April 3, 2001, approving the DIP Facility.

     1.51 DIP Refinancing Amount means the amount of Cash necessary to pay the DIP Lender Claims pursuant to section 2.6 of this Plan.

     1.52 Disallowed means, with respect to Claims, any Claim against, or interest in, any of the Debtors, or a portion thereof, which has been disallowed by a Final Order of the Bankruptcy Court.

     1.53 Disbursing Agent means any entity designated as such by Reorganized Sunterra (including Reorganized Sunterra or any other Reorganized Debtor if it acts in such capacity) in its capacity as a disbursing agent.

     1.54 Disclosure Statement means the Disclosure Statement that relates to this Plan, as such Disclosure Statement may be amended, modified, or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

     1.55 Disclosure Statement Hearing means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code, as the same may be adjourned or continued from time to time.

     1.56 Disputed Claim means any Claim that is not an Allowed Claim as of the relevant date.

     1.57 Distribution Record Date means the Confirmation Date or such other date as shall be established by the Bankruptcy Court in the Confirmation Order.

     1.58   DTC means The Depository Trust Company.

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     1.59   DWAC means Delivery/Withdrawal at Custodian.

     1.60 Effective Date means the date that is eleven (11) calendar days after the Confirmation Date, or, if such date is not a Business Day, the next succeeding Business Day, or such earlier date after the Confirmation Date as agreed to in writing between the Debtors and the Creditors' Committee so long as no stay of the Confirmation Order is in effect on such date; provided, however that if, on or prior to such date, all conditions to the Effective Date set forth in section 10.1 of this Plan have not been satisfied, or waived, then the Effective Date shall be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived.

     1.61 Encore Package means all contracts, agreements and other documentation entered into in the ordinary course of business by one or more of the Debtors prior to the Commencement Date, on terms substantially similar to those set forth on Exhibit E annexed hereto, as may be amended in the Plan Supplement, obligating the Debtors to provide accommodations at one or more of the Debtors' properties.

     1.62 Encore Package Claim means any Unsecured Claim that arises from or is related to an unused Encore Package.

     1.63 Enterprise Value means, for purposes of implementing this Plan, $525 million, or such other amount determined by the Bankruptcy Court.

     1.64 Equity Factor means a percentage equal to the General Unsecured Stock Distribution divided by the Maximum Estimated Class 9 Claims.

     1.65 Equity Interest means the interest of any holder of an equity security of any of the Debtors, whether or not represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

     1.66 Estate Litigation Claims means (a) all Causes of Action of the Estates arising prior to the Confirmation Date and existing on the Effective Date, other than (i) avoidance actions and Claims pursuant to sections 544, 545, 547, 548 and/or 553 of the Bankruptcy Code (except as otherwise provided herein) and (ii) Claims arising in the ordinary course of business of a Debtor against a customer for nonprofessional services or a supplier of goods; and (b) all avoidance actions and Claims against insiders pursuant to sections 544, 545, 547, 548, and/or 553 of the Bankruptcy Code heretofore assigned to the Creditors' Committee pursuant to an Order of the Bankruptcy Court.

     1.67   Exchange Act means the Securities Exchange Act of 1934, as amended.

     1.68 Existing Securities Law Claim means a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code.

     1.69 Exit Facility means a credit facility, in an amount sufficient to pay the DIP Refinancing Amount, Allowed Administrative Claims, Allowed Fee Claims and such other Cash amounts as required to be paid under this Plan, entered into as of the Effective Date, by and among the Debtors and certain third party lenders.

     1.70 5 3/4% Convertible Subordinated Notes means the 5 3/4% Convertible Subordinated Notes due 2007 issued by Signature Resorts, n/k/a Sunterra Corp.

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     1.71   5 3/4% Convertible Subordinated Notes Claim means a Claim asserted against any of the Debtors for an amount due under or in connection with the 5 3/4% Convertible Subordinated Notes, other than Existing Securities Law Claims.

     1.72 5 3/4% Convertible Subordinated Notes Distribution means 400,000 shares of New Sunterra Common Stock and the New Sunterra Warrants.

     1.73 5 3/4% Convertible Subordinated Notes Indenture means that certain indenture dated as of January 15, 1997, by and between Signature Resorts, Inc. n/k/a Sunterra Corp. and Northwest Bank Minnesota, National Association, as Trustee, for which State Street Bank and Trust Company is serving as successor Indenture Trustee, executed in connection with the 5 3/4% Convertible Subordinated Notes due 2007, as may be amended from time to time.

     1.74 510(c) Claim means a Claim against a Debtor subject to subordination pursuant to section 510(c) of the Bankruptcy Code.

     1.75 Fee Claim means a Claim by a Professional Person for compensation, indemnification or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103(a) of the Bankruptcy Code in connection with the Reorganization Cases.

     1.76 Final Order means an order, ruling or judgment that: (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

     1.77 General Unsecured Claim means any Unsecured Claim asserted against any of the Debtors arising prior to the Commencement Date, other than a 9 1/4% Senior Notes Claim, a 9 3/4% Senior Subordinated Notes Claim, a 5 3/4% Convertible Subordinated Notes Claim, a Sunterra Affiliates Claim, a Priority Non-Tax Claim, an Interdebtor Claim, an Encore Package Claim, a Mini-Vacation Claim, a Convenience Claim, an Existing Securities Law Claim, 510(c) Claim or an Allowed Tort Claim. A General Unsecured Claim includes Deficiency Claims (except as otherwise ordered by the Bankruptcy Court) and Claims based on or arising out of acts, conduct or events occurring prior to the Commencement Date whether or not a lawsuit based on the incident or occurrence was filed prior to the Commencement Date.

     1.78 General Unsecured Stock Distribution means 1,954,923 shares of New Sunterra Common Stock.

     1.79 HOA(s) means homeowner associations which manage any timeshare resorts in which any of the Debtors own any timeshare interests.

     1.80 Homeowners means parties who have acquired timeshare interest(s) from any of the Debtors.

     1.81 Indenture Trustee Fees and Expenses means the unpaid reasonable fees and out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by (a) the 9 1/4% Senior Notes Indenture Trustee under the 9 1/4% Senior Notes Indenture; (b) the 9 3/4% Senior Subordinated Notes Indenture Trustee under the 9 3/4% Senior Subordinated Notes Indenture; and/or (c) the 5 3/4% Convertible Subordinated Notes Indenture Trustee under the 5 3/4% Convertible Subordinated Notes Indenture, for services under the Note Indentures, in an Allowed amount pursuant to section 2.2 of this Plan.

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     1.82   Indenture Trustees means Wells Fargo Bank Minnesota, N.A., State
Street Bank and Trust Company, and Bank One Trust Company N.A., solely in their capacity as trustees under the Note Indentures.

     1.83 Insured Claim means any Claim asserted against any of the Debtors arising prior to the Commencement Date including a Claim based upon or which arises out of acts, events or conduct occurring prior to the Commencement Date, and that is covered under any of the Debtors' insurance policies, but solely to the extent (a) such Claim is so covered and (b) proceeds of such insurance policies have not been otherwise exhausted.

     1.84 Interdebtor Claim means any Claim held by a Debtor against another Debtor.

     1.85 Litigation Prosecution Fund means (a) a grant in the amount of $2 million to be funded by Reorganized Sunterra to the Litigation Trust, with $500,000 to be paid in Cash on the Effective Date and the balance of the grant to be funded from time to time upon the request of the Oversight Board; and (b) a loan or loans not to exceed $2 million in the aggregate to be provided to the Litigation Trust by Reorganized Sunterra subsequent to the Effective Date as determined by Reorganized Sunterra in its sole discretion, to fund the prosecution of the Designated Litigation. The loans will be made on commercially reasonable terms that are consistent with, but not more favorable than, the terms of the Exit Facility and the Working Capital Facility.

     1.86 Litigation Trust means the trust created under this Plan pursuant to the Litigation Trust Agreement to pursue the Designated Litigation on behalf of the Litigation Trust Beneficiaries and to administer the proceeds of Designated Litigation.

     1.87 Litigation Trust Agreement means that certain litigation trust agreement, dated as of the Effective Date, which shall be substantially in the form contained in the Plan Supplement.

     1.88 Litigation Trust Beneficial Interests means, collectively, the Class 7 Litigation Trust Beneficial Interests, the Class 8 Litigation Trust Beneficial Interests and the Class 9 Litigation Trust Beneficial Interests, allocated under this Plan and pursuant to the Litigation Trust Agreement.

     1.89 Litigation Trust Beneficiaries means the beneficiaries under the Litigation Trust Agreement.

     1.90 Litigation Trustee means the trustee for the Litigation Trust designated in accordance with the terms set forth in the Litigation Trust Agreement.

     1.91   Magten means Magten Asset Management Corp.

     1.92 Maximum Estimated Class 9 Claims means $53,226,000, or such other amount estimated by the Bankruptcy Court for the purpose of making distributions to holders of General Unsecured Claims under this Plan.

     1.93 Mechanics' Lien Claim means a Secured Claim asserted against any of the Debtors for an amount due under or in connection with the Mechanics' Lien Filings, including, without limitation, interest, if any, accrued both prior and subsequent to the Commencement Date after taking into account all Cash payments made by the Debtors to the holders of such Claims on or after the Commencement Date with respect thereto.

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     1.94   Mechanics' Lien Filings means documents validly filed in accordance with applicable law against the Debtors' real property, by materialmen, tradesmen or suppliers that furnished services, labor or material on construction or improvement upon the Debtors' real property and evidencing a valid lien upon such property.

     1.95 Mechanics' Lien Term Sheet means the term sheet annexed hereto as Exhibit D hereto, which describes the terms of, and security for, the New Mechanics' Lien Notes.

     1.96 Mini-Vacation Package means all contracts, agreements and other documentation entered into in the ordinary course of business by one or more of the Debtors prior to the Commencement Date, on terms substantially similar to those set forth on Exhibit C annexed hereto, as may be amended in the Plan Supplement.

     1.97 Mini-Vacation Package Claim means any Unsecured Claim that arises from or is related to an unused Mini-Vacation Package.

     1.98 MOR means Monthly Operating Report filed with the Office of the United States Trustee.

     1.99 9 1/4% Senior Notes Claim means a Claim asserted against any of the Debtors for an amount due under or in connection with the 9 1/4% Senior Notes, other than Existing Securities Law Claims.

     1.100 9 1/4% Senior Notes means the 9 1/4% Senior Notes due 2006 issued by Signature Resorts n/k/a Sunterra Corp.

     1.101 9 1/4% Senior Notes Stock Distribution means 11,003,470 shares of New Sunterra Common Stock.

     1.102 9 1/4% Senior Notes Indenture means that certain indenture dated as of April 15, 1998, by and between Signature Resorts, Inc. n/k/a Sunterra Corp. and Norwest Bank Minnesota, National Association as Trustee, executed in connection with the 9 1/4% Senior Notes due May 15, 2006, as may be amended from time to time.

     1.103 9 3/4% Senior Subordinated Notes Claim means a Claim asserted against any of the Debtors for an amount due under, or in connection with, the 9 3/4% Senior Subordinated Notes, other than Existing Securities Law Claims.

     1.104 9 3/4% Senior Subordinated Notes means the 9 3/4% Senior Subordinated Notes due 2007 issued by Signature Resorts n/k/a Sunterra Corp.

     1.105 9 3/4% Senior Subordinated Notes Stock Distribution means 6,641,607 shares of New Sunterra Common Stock.

     1.106 9 3/4% Senior Subordinated Notes Indenture means that certain indenture dated as of August 1, 1997, by and between Signature Resorts, Inc. n/k/a Sunterra Corp. and Norwest Bank Minnesota, National Association as Trustee for which Bank One Trust Company, N.A. is serving as Successor Indenture Trustee, executed in connection with the 9 3/4% Senior Subordinated Notes due October 1, 2007, as may be amended from time to time.

     1.107 New B of A Loan Agreement means the documents to be executed, delivered, assumed, and/or performed in conjunction with the issuance of the New B of A Note.

     1.108 New B of A Note means a new secured promissory note substantially in the form as in the Plan Supplement.

     1.109 New Cypress Pointe Notes means the new secured promissory notes, the terms of which shall be substantially in the form contained in the Plan Supplement.

     1.110 New Encore Package means an agreement, substantially in the form contained in Exhibit E annexed hereto, as may be amended in the Plan Supplement, obligating the Debtors to provide accommodations at one or more of the Debtors' properties.

     1.111 New Management Incentive Plan means the Sunterra Corporation 2002 Stock Option Plan, which shall be substantially in the form contained in the Plan Supplement, pursuant to which senior managers and certain other employees of the Reorganized Company will be eligible to receive New Management Options.

     1.112 New Management Options means nine year options to purchase up to 8.9% of the fully-diluted New Sunterra Common Stock issued under this Plan, giving effect to the shares that will be issued upon exercise of such options and upon exercise of the New Sunterra Warrants.

     1.113 New Mechanics' Lien Notes means the new secured promissory notes the terms of which shall be substantially as described in the Mechanics' Lien Term Sheet.

     1.114 New Mini-Vacation Package means an agreement, substantially in the form contained in Exhibit C annexed hereto, as may be amended in the Plan Supplement, obligating the Debtors to provide accommodations at one or more of the Debtors' properties.

     1.115 New Replacement Collateral Schedule means the schedule listing the property of one or more of the Debtors, which shall be substantially in the form set forth in the Plan Supplement, which may be delivered, transferred or conveyed to the holders of Allowed B of A Claims and/or UBOC Claims, pursuant to section 6 of this Plan.

     1.116 New Secured Lender Loan Documents means, collectively, the New B of A Loan Agreement and the New UBOC Loan Agreement.

     1.117 New Sunterra Common Stock means the common stock of Reorganized Sunterra, par value $0.01 per share, to be authorized under the Amended Articles of Incorporation.

     1.118 New Sunterra Warrant Agreement means that certain warrant agreement, dated as of the Effective Date, which shall have standard anti-dilution protections and which shall be substantially in the form contained in the Plan Supplement.

     1.119 New Sunterra Warrants means those 600,000 warrants issued pursuant to the New Sunterra Warrant Agreement and this Plan, which shall be substantially in the form contained in the Plan Supplement, each exercisable over a five (5) year term for one share of New Sunterra Common Stock, having a price equal to $20.00.

     1.120 New UBOC Loan Agreement means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the New UBOC Note.

     1.121 New UBOC Note means a new secured promissory note substantially in the form as in the Plan Supplement.

     1.122 Note Indentures means, collectively, the 9 1/4% Senior Notes Indenture, the 9 3/4% Senior Subordinated Notes Indenture, and the 5 3/4% Convertible Subordinated Notes Indenture.

     1.123 Other Secured Claim means a Secured Claim asserted against any of the Debtors other than a B of A Claim, UBOC Claim, Cypress Pointe Notes Claim, or Mechanics' Lien Claim.

     1.124 Oversight Board means a committee responsible for supervising the Litigation Trustee and prosecuting and settling the Designated Litigation, whose initial members will be selected by the Creditors' Committee as set forth in the Litigation Trust Agreement.

     1.125 Person means any individual, corporation, partnership, association, indenture trustee, limited liability company, organization, joint stock company, joint venture, Estate, trust, governmental unit or any political subdivision thereof, the Creditors' Committee, interest holders, or any other entity.

     1.126 Plan means this joint chapter 11 plan of reorganization, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

     1.127 Plan Documents means the documents, other than this Plan, to be executed, delivered, assumed, and/or performed in conjunction with the consummation of this Plan on the Effective Date, with the prior consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), including, but not limited to, the (a) Amended Bylaws, (b) Amended Articles of Incorporation, (c) Working Capital Facility, (d) Exit Facility, (e) New Management Incentive Plan, (f) Litigation Trust Agreement, (g) New B of A Note, New UBOC Note, New Cypress Pointe Notes, and New Mechanics' Lien Notes, if such new notes exist, (h) New Sunterra Warrants Agreement, (i) New Secured Lender Loan Documents; (j) the Registration Rights Agreement and (k) such other documents as may be necessary or appropriate to implement the terms and provisions of this Plan.

     1.128 Plan Securities means, collectively, the New B of A Note, the New UBOC Note, the New Mechanics' Lien Notes, the New Cypress Pointe Notes, the New Sunterra Common Stock, the New Sunterra Warrants, and the New Sunterra Common Stock issuable upon the exercise of the New Sunterra Warrants.

     1.129 Plan Supplement means the supplemental appendix to this Plan, filed at least ten (10) calendar days before the date of the Confirmation Hearing, which shall be in form and substance reasonably satisfactory to the Creditors' Committee, that will contain (a) the commitment letters for the Exit Facility and the Working Capital Facility, (b) drafts of the forms of New Secured Lender Loan Documents, (c) the New Replacement Collateral Schedule, (d) the Litigation Trust Agreement, (e) the New Encore Package and New Mini-Vacation Package, (f) a summary of the Combination Transactions, and (g) draft forms of such other documents as may be necessary or appropriate to implement the terms and provisions of this Plan.

     1.130 Priority Non-Tax Claim means any Claim against any of the Debtors, other than an Administrative Expense Claim, a Priority Tax Claim, Encore Package Claim, or Mini-Vacation Package Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

     1.131 Priority Tax Claim means any Claim of a governmental unit against one or more of the Debtors of the kind entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

     1.132 Professional Person(s) means all Persons retained by order of the Bankruptcy Court in connection with the Reorganization Cases, pursuant to sections 327, 328, 330 or 1103 of the Bankruptcy Code.

     1.133 Registration Rights Agreement means the registration rights agreement to be entered into on the Effective Date by and among Reorganized Sunterra and certain holders of the New Sunterra Common Stock as of the Effective Date, substantially in the form set forth in the Plan Supplement.

     1.134 Rejection Claims Bar Date means the date fixed by order of the Bankruptcy Court by which all Persons asserting Claims arising from the rejection of an executory contract or unexpired lease, subject to any exclusions provided in said order, must have filed proofs of such Claims or be forever barred from asserting such Claims against the Debtors or the Estates, or other similar order, as may be entered by the Bankruptcy Court.

     1.135 Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Commencement Date in the Bankruptcy Court and styled In re Sunterra Corporation, et al., jointly administered under case number 00-5-6931-JS.

     1.136 Reorganized Company means the Reorganized Debtors and each of their non-debtor subsidiaries.

     1.137 Reorganized Debtors means each of the Debtors that is listed on Exhibit B hereto (or such other schedule filed prior to the Effective Date) on and after the Effective Date.

     1.138 Reorganized Sunterra means Sunterra Corp., on and after the Effective Date.

     1.139 Schedules means the schedules of assets and liabilities, lists of holders of Equity Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended: (a) through and including the date by which objections to Claims may be filed with the Bankruptcy Court or (b) pursuant to the second sentence of section 13.5 of this Plan.

     1.140    SEC means the Securities and Exchange Commission.

     1.141 Secured Claim means a Claim that is secured by a lien on property in which any or all of the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; provided, however, that solely for the purposes of treatment under this Plan, a Secured Claim shall not include an Interdebtor Claim.

     1.142    Securities Act means the Securities Act of 1933, as amended.

     1.143 Shelf Registration means a registration statement or registration statements under the Securities Act for offering on a continuous or delayed basis in the future of the shares of New Sunterra Common Stock.

     1.144 Subsidiary means any corporation, association or other business entity of which at least the majority of the securities or other ownership interest is owned or controlled by Sunterra Corp. and/or one or more subsidiaries of Sunterra Corp.

     1.145    Sunterra Affiliates means direct and indirect non-debtor
Subsidiaries.

     1.146 Sunterra Affiliate Claim means any Unsecured Claim held by a Sunterra Affiliate against any of the Debtors in respect of an intercompany loan, advance or transfer.

     1.147    Sunterra Corp. means Sunterra Corporation prior to the Effective
Date.

     1.148 Sunterra Note Claims means, collectively, the 9 1/4% Senior Notes Claims, the 9 3/4% Senior Subordinated Notes Claims, and the 5 3/4% Convertible Subordinated Notes Claims.

     1.149    Sunterra Notes means, collectively, the 9 1/4% Senior Notes, the
9 3/4% Senior Subordinated Notes, and the 5 3/4% Convertible Subordinated Notes.

     1.150 Third Party Claims means any and all Claims arising prior to the Confirmation Date by a holder of a Claim against the Debtors' officers and directors, financial and legal advisors and accountants relating to a holder's investment in the Debtors, which may be contributed to the Litigation Trust pursuant to the provisions of the Plan.

     1.151 Tort Claims means any Claim (including punitive damages claims to the extent permitted by the Bankruptcy Court and not otherwise subordinated under applicable law), other than a Convenience Claim, which arose prior to the Commencement Date and related to personal injury, property damage, products liability, wrongful death, or any other similar Claims against any of the Debtors arising in tort, including, without limitation, any such Claims, or portions thereof, which are Insured Claims.

     1.152 Total 9 3/4% Entitlement means the amount of Cash determined by the Bankruptcy Court due to the holders of 9 3/4% Senior Subordinated Notes under the 9 3/4% Senior Subordinated Notes Indenture if the Debtors were making Cash distributions under this Plan and assuming enforcement of the provisions of the Note Indentures pursuant to section 510(a) of the Bankruptcy Code.

     1.153    UBOC means Union Bank of California, N.A.

     1.154 UBOC Agreement means that certain Loan and Security Agreement, dated as of September 24, 1999 between UBOC and Sunterra Corp.

     1.155 UBOC Claim means a Secured Claim asserted against any of the Debtors for an amount due under or in connection with the UBOC Agreement, including, without limitation, interest, if any, accrued both prior to and subsequent to the Commencement Date, after taking into account all payments or credits made or given by the Debtors to the holders of such Claims on or after the Commencement Date with respect thereto.

     1.156 UBOC Collateral means the property listed on the New Replacement Collateral Schedule to be delivered, transferred or conveyed to the holder of an Allowed UBOC Claim pursuant to section 6 of this Plan.

     1.157 Unsecured Claim means a Claim against any Debtor other than a Secured Claim, an Administrative Expense Claim, a Fee Claim, a DIP Lender Claim, Priority Non-Tax Claim, or a Tax Priority Claim.

     1.158 Working Capital Facility means a financing facility with a commitment available to finance mortgages receivables generated after the Effective Date and to provide other working capital funds entered into as of the Effective Date, by and among the Reorganized Debtors and certain third party lenders.

     B.  Interpretation; Application of Definitions and Rules of Construction.

     Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein. Any capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. Except for the rule contained in section 102(5) of the Bankruptcy Code, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. To the extent there is an inconsistency between any of the provisions of this Plan and any of the provisions contained in the Plan Documents to be entered into as of the Effective Date, the Plan Documents shall control.

     SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, PRIORITY TAX CLAIMS AND DIP LENDER CLAIMS

     2.1 Administrative Expense Claims in General.

     Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, (and except to the extent provided in sections 2.1 or 2.2 of this Plan) the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to, such transactions.

     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date. Following the Effective Date Reorganized Sunterra, or such other named Reorganized Debtor as designated by the Reorganized Debtors, shall submit a consolidated quarterly report on account of the Reorganized Debtors along with the required quarterly U.S. Trustee fee on account of the Reorganized Debtors, unless otherwise ordered by the Bankruptcy Court.

     2.2 Administrative Claims of Indenture Trustees.

     In full satisfaction of the Claims of Indenture Trustees for services under the Note Indentures, including Claims secured by the Indenture Trustees' asserted charging liens under the Note Indentures, the Indenture Trustees will receive Cash equal to the amount of the reasonable Indenture Trustees' Fees and Expenses submitted to the Debtors or Reorganized Debtors, as applicable, and the Office of the United States Trustee, for fees and expenses through April 30, 2002 by May 7, 2002, and any further fees and expenses within 30 days following the Effective Date, provided, however, that the Debtors or Reorganized Debtors, as applicable, and/or the Office of the United States Trustee do not object to the requested Indenture Trustees Fees and Expenses within 30 days of receipt of the request for payment. If either the Debtors or Reorganized Debtors, as applicable, or the Office of the United States Trustee timely objects to the request for payment of the Indenture Trustees Fees and Expenses, the Indenture Trustees shall be required to submit an application requesting payment of the disputed portion of the Indenture Trustees' Fees and Expenses with the Bankruptcy Court in accordance with the reasonableness standard (and not subject to the requirements of Bankruptcy Code sections 503 (b)(3) and (4), which shall not apply). The undisputed amount of the Indenture Trustees' Fees and Expenses shall be Allowed and paid by the Debtors or Reorganized Debtors, as applicable, on the Effective Date or as soon thereafter as any such Indenture Trustee Fees and Expenses are Allowed. The disputed Indenture Trustees' Fees and Expenses shall be Allowed in an amount approved by the Bankruptcy Court. Upon such full satisfaction of the Indenture Trustees Fees and Expenses, the Indenture Trustees' asserted charging liens shall be released. Distributions to be made to holders of Claims in Classes 6 through 9 shall not be reduced on account of the payment of the Indenture Trustee Fees and Expenses.

     The Indenture Trustees may also seek compensation pursuant to section 6.2 of this Plan for services performed in connection with distributions made to holders of Sunterra Note Claims.

     The foregoing may be supplemented or amended by agreement as may be determined by the Debtors, the Creditors' Committee and the Indenture Trustees prior to the Confirmation Date and will be provided in any Plan Supplement.

     2.3   Bar Date for Administrative Expense Claims.

     PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, IN EACH CASE OTHER THAN FEE CLAIMS, DIP LENDER CLAIMS, AND UNLESS OTHERWISE REQUIRED PURSUANT TO A PRIOR ORDER OF THE BANKRUPTCY COURT SETTING DEADLINES FOR THE FILING OF PROOFS OF CLAIMS, MUST BE FILED AND SERVED BY THE DATE THAT IS NO LATER THAN FORTY FIVE (45) DAYS AFTER THE EFFECTIVE DATE. Notwithstanding anything to the contrary herein, no proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any: (a) expense or liability incurred in the ordinary course of a Reorganized Debtor's business on or after the Effective Date; (b) Administrative Expense Claim held by a trade vendor, which administrative liability was incurred by a Debtor in the ordinary course of business of the Debtor and such creditor; (c) DIP Lender Claims or (d) fees of the United States Trustee arising under 28 U.S.C. ss. 1930. All Claims described in clause (a), (b) and (d) of the immediately preceding sentence shall be paid by the respective Reorganized Debtor in the ordinary course of business. DIP Lender Claims shall be paid in accordance with section 2.6 herein. Fee Claims shall be paid in accordance with section 2.4 herein.

     Any Persons that fail to file a proof of Administrative Expense Claim or request for payment thereof on or before the Administrative Bar Date as required herein, or other applicable order of the Bankruptcy Court, shall be forever barred from asserting such Claim against any of the Debtors, the Estates, the Reorganized Debtors or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

     2.4   Fee Claims.

     All Professional Persons (excluding Indenture Trustees provided for in section 2.2 herein) seeking allowance by the Bankruptcy Court of a Fee Claim (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by a date that is no later than the date that is sixty (60) calendar days after the Effective Date and (b) shall be paid in full in such amounts as are approved by the Bankruptcy Court (a) upon the later of (i) the Effective Date and (ii) ten (10) calendar days after the date upon which the order relating to the allowance of any such Fee Claim is entered or (b) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Reorganized Debtors.

     2.5   Priority Tax Claims.

     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim: (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate, which is consistent with applicable laws or as set by order of the Bankruptcy Court, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, which shall begin on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

     2.6   DIP Lender Claims.

         All DIP Lender Claims shall be Allowed as provided in the DIP Order and shall be paid in full, in Cash, on the Effective Date. If and to the extent that there are any outstanding letters of credit on the Effective Date issued under the DIP Facility, such letters of credit shall be either cash collateralized, replaced or secured by letters of credit issued under the Exit Facility. Without limiting the foregoing, once the foregoing payments to be made on the Effective Date have been made, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated and the DIP Lenders shall take all reasonable action to promptly confirm the removal of any liens on any property of a Debtor or its affiliates, on the Effective Date.

     SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     The following table designates the Classes of Claims against and Equity Interests in the Debtors, and specifies which Classes are (a) impaired or unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, and (c) deemed to accept or reject this Plan.

 --------------------------------------------------------------------------------------------------------
 Class        Designation                                     Impairment        Entitled to Vote
 -----        -----------                                     ----------        ----------------
 --------------------------------------------------------------------------------------------------------
 Class 1      Other Secured Claims                            Unimpaired        No (deemed to accept)
 --------------------------------------------------------------------------------------------------------
 Class 1a     Cypress Pointe Notes Claims                     Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 2      B of A Claims                                   Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 3      UBOC Claims                                     Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 4      Mechanics' Lien Claims                          Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 5      Priority Non-Tax Claims                         Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 6      9 1/4% Senior Notes Claims                      Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 7      9 3/4% Senior Subordinated Notes Claims         Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 8      5 3/4% Convertible Subordinated Notes Claims    Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 9      General Unsecured Claims                        Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 10     Encore Package Claims                           Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 11     Mini-Vacation Package Claims                    Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 12     Convenience Claims                              Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 13     Interdebtor Claims                              Impaired          No (deemed to reject)
 --------------------------------------------------------------------------------------------------------
 Class 14     Sunterra Affiliates Claims                      Impaired          Yes
 --------------------------------------------------------------------------------------------------------
 Class 15     Equity Interests                                Impaired          No (deemed to reject)
 --------------------------------------------------------------------------------------------------------
 Class 16     Existing Securities Law Claims                  Impaired          No (deemed to reject)
 --------------------------------------------------------------------------------------------------------
 Class 17     510(c) Claims                                   Impaired          No (deemed to reject)
 --------------------------------------------------------------------------------------------------------

     SECTION 4.  TREATMENT OF CLAIMS AND EQUITY INTERESTS

     4.1   Other Secured Claims (Class 1).

     On, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date an Other Secured Claim becomes an Allowed Other Secured Claim, the holder of such Allowed Other Secured Claim shall either receive such treatment that (a) leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Other Secured Claim is entitled or (b) leaves such Allowed Secured Claims unimpaired pursuant to section 1124(2) of the Bankruptcy Code. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept this Plan and the votes of such holders will not be solicited with respect to such Allowed Other Secured Claims.

     4.1.1 Cypress Pointe Notes Claims (Class 1a).

     On, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date a Cypress Pointe Notes Claim becomes an Allowed Cypress Pointe Notes Claim, the holder of such Allowed Cypress Point Note Claim shall receive, at the sole option of the Debtors or Reorganized Debtors, as applicable:

           (a) a New Cypress Pointe Note in an initial principal amount equal to the amount of the Allowed Cypress Pointe Notes Claim;

           (b) in full satisfaction of the Allowed Cypress Pointe Notes Claims, Cash in a discounted amount mutually agreeable to the Debtors, the holder of the Allowed Cypress Pointe Notes Claims and the Creditors' Committee, and approved by the Bankruptcy Court; or

           (c) in full satisfaction of the Allowed Cypress Pointe Notes Claims, the transfer or conveyance to the holder of the Cypress Pointe Notes Claims of the real property securing such Cypress Pointe Notes.

     If option (a) is selected, the Reorganized Debtors shall execute and deliver the New Cypress Pointe Notes.

     Any Deficiency Claim related to an Allowed Cypress Pointe Notes Claim shall become, and shall be treated for all purposes under this Plan, as an Allowed General Unsecured Claim and shall be classified as a Class 9 Claim. The holder of such Allowed Cypress Pointe Notes Claim is impaired and, thus, is entitled to vote to accept or reject this Plan and the vote of such holder will be solicited with respect to such Allowed Cypress Pointe Notes Claims.

     4.2   B of A Claims (Class 2).

     On, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date a B of A Claim becomes an Allowed B of A Claim, the holder of such Allowed B of A Claim shall receive, at the sole option of the Debtors or Reorganized Debtors, as applicable:

           (a) (i) the New B of A Note in an initial principal amount equal to the amount of the Allowed B of A Claim minus the value of the B of A Collateral (which value, except as otherwise ordered by the Bankruptcy Court in connection with the Confirmation Hearing, shall be as set forth on the New Replacement Collateral Schedule); and (ii) the B of A Collateral; or

           (b) in full satisfaction of the Allowed B of A Claims, Cash in a discounted amount mutually agreeable to the Debtors, B of A and the Creditors' Committee and approved by the Bankruptcy Court.

     If option (a) is selected, the Reorganized Debtors shall execute and deliver the New B of A Loan Agreement.

     Any Deficiency Claim related to an Allowed B of A Claim shall become, and shall be treated for all purposes under this Plan, as an Allowed General Unsecured Claim and shall be classified as a Class 9 Claim. The holder of the Allowed B of A Claim is impaired and, thus, is entitled to vote to accept or reject this Plan and the vote of such holder will be solicited with respect to such Allowed B of A Claim.

     4.3   UBOC Claims (Class 3).

     On, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date a UBOC Claim becomes an Allowed UBOC Claim, the holder of such Allowed UBOC Claim shall receive, at the sole option of the Debtors or Reorganized Debtors, as applicable:

           (a) (i) the New UBOC Note in an initial principal amount equal to the amount of the Allowed UBOC Claim minus the value of the UBOC Collateral (which value, except as otherwise ordered by the Bankruptcy Court in connection with the Confirmation Hearing, shall be as set forth on the New Replacement Collateral Schedule); and (ii) the UBOC Collateral; or

           (b) in full satisfaction of the Allowed UBOC Claims, Cash in a discounted amount mutually agreeable to the Debtors, UBOC and the Creditors' Committee and approved by the Bankruptcy Court.

     If option (a) is selected the Reorganized Debtors shall execute and deliver the New UBOC Loan Agreement.

     Any Deficiency Claim related to an Allowed UBOC Claim shall become, and shall be treated for all purposes under this Plan, as an Allowed General Unsecured Claim and shall be classified and treated under this Plan as a Class 9 Claim. The holder of such Allowed UBOC Claim is impaired and, thus, is entitled to vote to accept or reject this Plan and the vote of such holder will be solicited with respect to such Allowed UBOC Claim.

     4.4   Mechanics' Lien Claims (Class 4).

     On, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date a Mechanics' Lien Claim becomes an Allowed Mechanics' Lien Claim, the holder of such Allowed Mechanics' Lien Claim shall receive, at the sole option of the Debtors or Reorganized Debtors, as applicable:

           (a) a New Mechanics' Lien Note in an initial principal amount equal to the amount of the Allowed Mechanics' Lien Claim; or

           (b) in full satisfaction of the Allowed Mechanics' Lien Claims, Cash in a discounted amount mutually agreeable to the Debtors, the holder of the Allowed Mechanics' Lien Claim and the Creditors' Committee and approved by the Bankruptcy Court.

     If option (a) is selected the Reorganized Debtors shall execute and deliver the New Mechanics' Lien Notes.

     Any Deficiency Claim related to an Allowed Mechanics' Lien Claim shall become, and shall be treated for all purposes under this Plan, as an Allowed General Unsecured Claim and shall be classified and shall be treated under this Plan as a Class 9 Claim. The holder of such Allowed Mechanics' Lien Claim is impaired and, thus, is entitled to vote to accept or reject this Plan and the vote of such holder will be solicited with respect to such Allowed Mechanics' Lien Claims.

     4.5   Priority Non-Tax Claims (Class 5).

     Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, each such holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date (a) such Priority Non-Tax Claim becomes Allowed or (b) for payment provided by any agreement or understanding between the parties. The holder of such Allowed Priority Non-Tax Claim is impaired and, thus, is entitled to vote to accept or reject this Plan and the votes of such holder will be solicited with respect to such Allowed Priority Non-Tax Claims.

     4.6  9 1/4% Senior Notes Claims (Class 6).

          (a) Allowance. The 9 1/4% Senior Notes Claims shall be allowed in the aggregate principal amount of $140 million plus accrued but unpaid interest to the Commencement Date.

          (b) Treatment. On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed 9 1/4% Senior Notes Claim shall receive on account of such holder's Claim a pro rata share of the 9 1/4% Senior Notes Stock Distribution. Holders of the Allowed 9 1/4% Senior Notes Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed 9 1/4% Senior Notes Claims.

     4.7  9 3/4% Senior Subordinated Notes Claims (Class 7).

          (a) Allowance. The 9 3/4% Senior Subordinated Notes Claims shall be allowed in the aggregate principal amount of $200 million plus accrued but unpaid interest to the Commencement Date.

          (b) Treatment. On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed 9 3/4% Senior Subordinated Note Claim shall receive on account of such Claim such holder's pro rata share of (i) the 9 3/4% Senior Subordinated Notes Stock Distribution and (ii) the Class 7 Series A Litigation Trust Beneficial Interests. In addition, holders of Allowed 9 3/4% Senior Subordinated Notes Claims who assign their Third Party Claims to the Litigation Trust pursuant to section 5.14 of this Plan shall receive their pro rata share of the Class 7 Series B Litigation Trust Beneficial Interests. Holders of Allowed 9 3/4% Senior Subordinated Notes Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed 9 3/4% Senior Subordinated Notes Claims.

     4.8  5 3/4% Convertible Subordinated Notes Claims (Class 8).

          (a) Allowance. The 5 3/4% Convertible Subordinated Notes Claims shall be allowed in the aggregate principal amount of $138 million plus accrued but unpaid interest to the Commencement Date.

          (b) Treatment. On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed 5 3/4% Convertible Subordinated Notes Claim shall receive on account of such Claim such holder's pro rata share of (i) the 5 3/4% Convertible Subordinated Notes Distribution; and (ii) the Class 8 Series A Litigation Trust Beneficial Interests. In addition, holders of Allowed 5 3/4% Convertible Subordinated Notes Claims who assign their Third Party Claims to the Litigation Trust pursuant to section 5.14 of this Plan shall receive their pro rata share of the Class 8 Series B Litigation Trust Beneficial Interests. Holders of the Allowed 5 3/4% Convertible Subordinate Note Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed 5 3/4% Convertible Subordinated Notes Claims.

     4.9  General Unsecured Claims (Class 9).

     Each holder of an Allowed General Unsecured Claim (to the extent such Claim is not an Insured Claim) shall receive on account of such Claim (a) shares of New Sunterra Common Stock equal to the product of such holder's Allowed General Unsecured Claim multiplied by the Equity Factor; provided however, that the
                                                 -------- -------
aggregate amount of shares of New Sunterra Common Stock issued to all holders of Allowed General Unsecured Claims shall not exceed the General Unsecured Stock Distribution; and (b) such holder's pro rata share of the Class 9 Series A Litigation Trust Beneficial Interests. In addition, holders of General Unsecured Claims who assign their Third Party Claims to the Litigation Trust pursuant to section 5.14 of this Plan shall receive their pro rata share of the Class 9 Series B Litigation Trust Beneficial Interests.

         That portion of each Allowed General Unsecured Claim that is an Insured Claim shall be paid first (a) from the proceeds of insurance relating to such Insured Claim as and when such proceeds are received; or (b) by the applicable insurance carriers to the extent of such insurance. Holders of the Allowed General Unsecured Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed General Unsecured Claims.

         Holders of a General Unsecured Claim may reduce such Claim to $1,000 and opt into Class 12 in accordance with the instructions on the ballot. Each holder of a General Unsecured Claim who opts into Class 12 shall be deemed to have expressly waived any Claim in excess of the maximum Claim amount entitling such holder to treatment under Class 12.

         4.10  Encore Package Claims (Class 10).

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Encore Package Claim shall receive, on account of each such Claim, a New Encore Package (with terms substantially similar to the terms contained in Exhibit E, annexed hereto, as may be amended in the Plan Supplement), unless otherwise determined by the Reorganized Debtors and approved by the Bankruptcy Court. Each holder of an Allowed Encore Package Claim shall be deemed to have expressly released all Claims relating to or arising from such Encore Package. Holders of the Allowed Encore Package Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed Encore Package Claims.

         4.11  Mini-Vacation Package Claims (Class 11).

         Each holder of an Allowed Mini-Vacation Package Claim shall receive, on account of each such Claim, at the sole option of the Debtors or Reorganized Debtors, as applicable, unless otherwise determined by the Reorganized Debtors and approved by the Bankruptcy Court:

               (a) a New Mini-Vacation Package (with terms substantially similar to those set forth in Exhibit E hereto, as may be amended in the Plan Supplement); or

               (b) in full satisfaction of Allowed Mini-Vacation Package Claims, Cash in an amount equal to such Claim; provided, however, that the aggregate amount of Allowed Mini-Vacation Package Claims does not exceed $350,000.

          Each holder of an Allowed Mini-Vacation Package Claim shall be deemed to have expressly released all Claims relating to or arising from such Mini-Vacation Package. Holders of such Allowed Mini-Vacation Package Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed Mini-Vacation Package Claims.

         4.12  Convenience Claims (Class 12).

Except to the extent that a holder of an Allowed Convenience Claim agrees to a different treatment, each such holder shall receive, in full satisfaction of such Allowed Convenience Claim, Cash in an amount equal to the lesser of: (a) 54% of the amount of the Allowed Convenience Claim, and (b) $540, on or as soon as reasonably practicable after the later of: (i) the Effective Date; and (ii) the first Business Day after the date that is 30 calendar days after the date
(1) such Claim becomes Allowed or (2) for payment provided by any agreement or understanding between the parties, provided, however, that in the event that the aggregate amount of Allowed Convenience Class Claims exceeds $1.5 million, then each holder of an Allowed Convenience Claim shall receive a pro rata share of the Convenience Claim Distribution on the later of: (a) the Effective Date; and (b) the first Business Day after the date that is after 30 calendar days after the date (i) such Claim becomes Allowed or (ii) for payment provided by any agreement or understanding between the parties. Distributions to holders of Convenience Claims will be made as soon as the aggregate amount of Class 12 Allowed Claims is determined. In the event the Allowed Convenience Claims do exceed $1.5 million, and therefore, pro rata distributions are required, distributions to all holders of Class 12 Allowed Claims will occur upon resolution of all disputed Convenience Claims. Holders of the Allowed Convenience Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed Convenience Claims.

         4.13  Interdebtor Claims (Class 13).

         No distributions will be made on account of Interdebtor Claims under this Plan and such Interdebtor Claims shall be discharged and released on the Effective Date. In accordance with section 1126(g) of the Bankruptcy Code, the holders of such Interdebtor Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Interdebtor Claims.

         4.14  Sunterra Affiliates Claims (Class 14).

         On or as soon as reasonably practicable after the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date a Sunterra Affiliates Claim becomes Allowed, such Allowed Sunterra Affiliates Claim shall be treated on terms and conditions that are satisfactory to the Debtors, with the prior consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed). Holders of the Allowed Sunterra Affiliates Claims are impaired and, thus, are entitled to vote to accept or reject this Plan and the votes of such holders will be solicited with respect to such Allowed Sunterra Affiliates Claims.

         4.15. Equity Interests (Class 15).

         All Equity Interests in Sunterra Corp. shall be deemed cancelled as of the Effective Date. All Equity Interests in each Debtor other than Sunterra Corp. (other than any such Equity Interest held by another Debtor or a Sunterra Affiliate) shall be delivered to such Debtor. Each Debtor other than Sunterra Corp. shall have the right, in its sole discretion, to cancel or reissue Equity Interests in such Debtor in accordance with the provisions of this Plan. In accordance with section 1126(g) of the Bankruptcy Code, the holders of Equity Interests are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Equity Interests.

         4.16  Existing Securities Law Claims (Class 16).

         Each holder of an Existing Securities Law Claim shall receive no distribution under this Plan with respect to such Existing Securities Law Claims. In accordance with section 1126(g) of the Bankruptcy Code, the holders of such Existing Securities Law Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Existing Securities Law Claims.

         4.17  510(c) Claims (Class 17).

         Each holder of a 510(c) Claim shall receive no distribution under this Plan with respect to such 510(c) Claim. In accordance with section 1126(g) of the Bankruptcy Code, the holders of such 510(c)

Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such 510(c) Claims.

     SECTION 5.  MEANS FOR IMPLEMENTATION

     5.1  Deemed Consolidation of Debtors for Plan Purposes Only.

          (a) This Plan contemplates and is predicated upon entry of the Confirmation Order effecting the substantive consolidation of the Reorganization Cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of this Plan. On the Effective
Date: (i) all Interdebtor Claims and all Sunterra Affiliate Claims (unless otherwise reinstated by the Reorganized Debtors) shall be eliminated and extinguished; (ii) solely for the purposes of this Plan and the distributions and transactions contemplated hereby, all assets and liabilities of the Debtors shall be treated as though they were merged; (iii) unless otherwise provided for in this Plan, all pre-petition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (vi) each and every Claim filed in the chapter 11 case of any of the Debtors shall be deemed filed against the consolidated Debtors in the consolidated chapter 11 case and shall be deemed a single obligation of all of the Debtors under this Plan on and after the Effective Date; (vii) all duplicative Claims (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way shall such Claim be deemed Allowed by reason of this section 5.1; and (viii) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against Claims against such Debtor or another Debtor. On the Effective Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under this Plan. Notwithstanding the provisions of this paragraph, and subject to section 5.12 of this Plan, each of the Debtors shall, as Reorganized Debtors, continue to exist after the Effective Date as separate legal entities.

          (b) Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section 5.1) affect: (i) the enforceability or existence of any pre- or post-Commencement Date guarantees, liens, and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; or (ii) distributions out of any insurance policies or proceeds of policies.

          (c) Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under this Plan, the provisions of section 5.1(a) shall constitute a good faith compromise and settlement of any Causes of Action or disputes that could be brought by a holder of a Claim or interest asserting that such Claim or Equity Interest would have received more favorable treatment had substantive consolidation not been effected. This compromise and settlement is in the best interests of holders of Claims and Equity Interests and is fair, equitable and reasonable. This Plan shall be approved by the Bankruptcy Court as a settlement of all such Causes of Action and disputes. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, given and made after due notice and opportunity for hearing, and shall bar any such Cause of Action by any holder of a Claim or Equity Interest with respect to the matters described in this section 5.1.

         5.2  Exit and Working Capital Facilities.

         On the Effective Date, the Reorganized Debtors shall be authorized to enter into, execute and deliver the Exit Facility and Working Capital Facility, both of which shall be in form and substance consented to by the Creditors' Committee (provided such consent is not unreasonably withheld or delayed) for the purposes of, among others, funding obligations under this Plan and providing working capital requirements.

         5.3  Waiver of Subordination.

         The distributions under this Plan take into account the relative priority of the Claims in each Class in connection with any contractual subordination provisions relating thereto. Accordingly, the distributions, if any, with respect to a Sunterra Note Claim shall not be subject to levy, garnishment, attachment, or other legal process by any holder of indebtedness senior to such Sunterra Note Claim, by reason of claimed contractual subordination rights. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all holders from enforcing or attempting to enforce any such rights with respect to such distribution under this Plan. All rights or Claims of holders of the Sunterra Notes relating in any manner whatsoever to claimed subordination rights, under the Note Indentures or otherwise, shall be deemed satisfied by the distributions under, described in, contemplated by and/or implemented by this Plan.

         5.4  Management Incentive Plan.

         On the Effective Date, Reorganized Sunterra is authorized to and shall adopt and implement the New Management Incentive Plan without the need for any further corporate action. From and after the Effective Date, the Board of Directors of Reorganized Sunterra is further authorized to approve the Reorganized Debtors' issuance from time to time of all New Management Options to purchase shares of New Sunterra Common Stock, and the shares of New Sunterra Common Stock issuable upon exercise of such options, under the New Management Incentive Plan in accordance with the terms therein.

         5.5  Cancellation of Existing Securities and Agreements.

         Except for the purpose of evidencing a right to distributions under this Plan and except as expressly provided in this Plan, on the Effective Date all the agreements, instruments, and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including options or warrants to purchase Equity Interests, any agreement obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, and the Sunterra Notes and the indentures or the agreements relating thereto, shall be deemed cancelled, discharged and of no force or effect.

         5.6  Cancellation of Note Indentures of Sunterra Notes.

         Except as provided in any contract, instrument or other agreement or document entered into or delivered by Reorganized Sunterra in connection with this Plan, on the Effective Date, the Note Indentures, the Sunterra Notes, and any other obligations in respect thereof will be cancelled and of no further force and effect, and the Indenture Trustees shall be released from all duties thereunder, without any further action on the part of the Debtors or Reorganized Sunterra. Notwithstanding the foregoing, the applicable provisions of the Note Indentures shall continue in effect solely for the purposes of permitting the respective Indenture Trustees to make the distributions to be made in respect to the Plan Securities as contemplated by section 6.2 of this Plan. The holders of or parties to such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to this Plan.

         5.7  Release of Liens.

         Except as otherwise specifically provided in or contemplated by this Plan or in any contract, instrument or other agreement or document created in connection with this Plan, (a) each holder of: (i) any DIP Lender Claim, Other Secured Claim, Cypress Pointe Notes Claim, B of A Claim, UBOC Claim or Mechanics' Lien Claim; (ii) any Claim that is purportedly secured; and/or (iii) any judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estates or the Reorganized Debtors, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Reorganized Debtors, be deemed released; and
(z) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors, as the case may be, require to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Estates or the Reorganized Debtors (as applicable) may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim holder's rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert or be transferred to the Reorganized Debtors or the Disbursing Agent, as applicable, free and clear of all Claims and interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

         5.8  Board of Directors.

              (a) The initial Board of Directors of Reorganized Sunterra shall consist of seven (7) members, who, as previously determined by the Creditors' Committee, shall be appointed as follows: (i) WK Investors, LLC shall appoint two (2) members; (ii) Grace Brothers, Ltd. shall appoint two (2) members; (iii) SunAmerica Investments, Inc. shall appoint one (1) member; (iv) Conseco Capital Management, Inc. shall appoint one (1) member; and (v) one (1) member shall be the Chief Executive Officer of Reorganized Sunterra as of the Effective Date. At least two (2) Business Days prior to the commencement of the Confirmation Hearing, the Debtors shall file with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized Sunterra pursuant to this section 5.8. If any such members have not been nominated by the party responsible therefor prior to such date or otherwise become ineligible, such members shall be selected by the Debtors.

              (b) The Board of Directors or other internal governing body, as applicable, of each Reorganized Debtor other than Reorganized Sunterra shall continue as in effect immediately prior to the Effective Date or until removed or replaced pursuant to applicable law or in accordance with such Reorganized Debtor's corporate governance documents or procedures.

              (c) The current members of the Board of Directors of Sunterra Corp. are authorized, and shall be deemed, to resign from their positions, as of the Effective Date, without the need for any further corporate action.

           (d) On the Effective Date, the officers of the Reorganized Debtors shall be those officers in office immediately prior to the Effective Date, except that those officers listed on a schedule to be filed with the Bankruptcy Court prior to the Confirmation Date will be deemed to have resigned on the earlier of the date such officers tendered their resignations and the Effective Date.

     5.9   Corporate Action.

           (a) Reorganized Sunterra shall pay all fees incurred pursuant to 28 U.S.C. (S) 1930(a)(6) and file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as a final decree is entered closing the Reorganization Cases or the Reorganization Cases are converted or dismissed, or the Bankruptcy Court orders otherwise.

           (b) On the Effective Date, Reorganized Sunterra shall file the Amended Articles of Incorporation and an amended certificate of incorporation or other appropriate organization documents for each of the Reorganized Debtors with the applicable Secretary of State or other governing body. Such amended certificates of incorporation shall prohibit the issuance of nonvoting equity securities, as and to the extent required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the Board of Directors of Reorganized Sunterra as of the Effective Date.

     5.10  Dissolution of Certain Debtors.

     On the later of the Effective Date and the date of the applicable Combination Transaction, each Debtor that is not a Reorganized Debtor shall cease to exist as a separate entity without any other action being required to effect such dissolution and Reorganized Sunterra shall file appropriate certificates of dissolution and/or the Confirmation Order in accordance with applicable law.

     5.11  Authorization of Plan Securities.

     On the Effective Date, Reorganized Sunterra is authorized to issue the Plan Securities in accordance with section 6 of this Plan, without the need for any further corporate action.

     5.12  Combination Transactions.

     In furtherance of the restructuring of the Debtors, on or as soon as reasonably practicable after the Effective Date each applicable Debtor and Reorganized Debtor shall take such actions as may be necessary or appropriate to effect the relevant Combination Transaction. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, dissolution or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan;
(c) the filing of appropriate certificates of merger, dissolution or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtor or Reorganized Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Combination Transaction. The form of each Combination Transaction shall be determined by the respective Board of Directors of such Debtor, Reorganized Debtor and/or Sunterra Affiliate (as applicable).

     5.13 Litigation Trust.

     On the Effective Date or as soon as reasonably practicable after the Effective Date each applicable Debtor and Reorganized Debtor shall enter into the Litigation Trust Agreement and carry out the assignment of the Designated Litigation. As soon as reasonably practicable after the execution of the Litigation Trust Agreement, the applicable Reorganized Debtors shall cause the Litigation Trustee to record on its books and records the Litigation Trust Beneficiaries, which in the case of interests distributed on account of the Sunterra Note Claim, shall be those beneficial holders of the Sunterra Note Claims with respect to which securities are issued under the Plan. Net distributable proceeds of the Litigation Trust will be allocated 60% to Estate Litigation Claims and 40% to Third Party Claims, regardless of the actual source of such proceeds. The 40% of the net distributable proceeds allocated to Third Party Claims will be allocated pro rata to all holders who have contributed Third Party Claims to the Litigation Trust, notwithstanding any otherwise applicable contractual subordination provisions. The 60% of net distributable proceeds allocated to Estate Litigation Claims will be subject to all applicable contractual subordination provisions as provided in the Litigation Trust Agreement. Additional provisions relating to distributions will be provided in the Litigation Trust Agreement, which will be included in the Plan Supplement.

     5.14 Assignment of Third Party Claims to Litigation Trust.

     Each holder of a Claim in Classes 7, 8 and 9 will have the option to assign such holder's Third Party Claims to the Litigation Trust regardless of whether they vote to accept or reject the Plan. Holders of Claims in Classes 7, 8 and 9 will be given the option to choose whether or not to assign their Third Party Claims by way of an assignment form, which will be provided after voting either for or against the Plan. If a holder of a Claim in Classes 7, 8 or 9 does not make an indication on such holder's assignment form either to assign or not assign such holder's Third Party Claims, indicates to both assign and not assign such holder's Third Party Claims, or fails to complete and/or return the assignment form, then such holder shall be deemed to not have assigned such holder's Third Party Claims to the Litigation Trust.

     5.15 Assignment of Designated Litigation Commenced on Behalf of Estates.

     On the Effective Date, all Designated Litigation, including, without limitation, any Designated Litigation commenced on behalf of the Estates by the Creditors' Committee prior to the Effective Date, shall automatically be assigned, transferred and/or contributed to and become property of the Litigation Trust. Notwithstanding the foregoing, the proceeds of any avoidance actions and Claims against insiders pursuant to sections 544, 545, 547, 548, and/or 553 of the Bankruptcy Code heretofore assigned to the Creditors' Committee pursuant to Order of the Bankruptcy Court shall be paid over to the Reorganized Sunterra, upon their receipt by the Litigation Trust.

     5.16 Defensive Claims Asserted in Designated Litigation.

     Claims of any Person that may be asserted in response to Designated Litigation, including, but not limited to Defensive Claims, shall be and hereby are discharged pursuant to section 1141 of the Bankruptcy Code and section 11 of this Plan. The assignment of a Claim by the Debtors or the Reorganized Debtors to the Litigation Trust shall not affect any such Person's rights with respect to the assertion of Defensive Claims as a Secured Claim for setoff purposes and will not limit the treatment of any Claims as provided for in this Plan. Nothing in this section 5.16 or elsewhere in this Plan shall be construed to expand any parties' setoff rights under applicable law.

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

     SECTION 6. DISTRIBUTIONS

     6.1  Distribution Record Date.

     Except as and to the extent otherwise required by customary procedures of DTC, as of the close of business on the Distribution Record Date, the various transfer and claims registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, their respective agents, or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring after the close of business on the Distribution Record Date. The Debtors and the Indenture Trustees shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

     Notwithstanding the foregoing or anything herein to the contrary, in connection with any distribution under this Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, DWAC or otherwise), the Debtors will be entitled to recognize and deal for all purposes under the Plan with such holders to the extent consistent with the customary practices of DTC used in connection with such distribution.

     6.2  Delivery of Distribution.

          (a) Distributions to holders of Sunterra Note Claims will be made by means of book-entry exchange through the facilities of DTC in accordance with the customary practices of DTC, as and to the extent practicable. In connection with such book-entry exchange, the Debtors and each Indenture Trustee will deliver instructions to DTC directing DTC to effect distributions on a pro rata basis of the securities issuable under the Plan with respect to the Sunterra Note Claims which such Indenture Trustee acts as trustee.

          (b) The Indenture Trustees providing services related to distributions pursuant to this Plan will receive from Reorganized Sunterra reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services in an amount pursuant to the procedures set forth in section 2.2 herein. These payments will not be deducted from distributions to be made pursuant to this Plan to holders of Allowed Claims.

     6.3  Date of Distributions.

     Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable, provided that the Debtors may utilize periodic distribution dates to the extent appropriate. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     6.4  Satisfaction of Claims.

     Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims.

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

     6.5 Disbursing Agent.

     All distributions under this Plan initially shall be made by the Disbursing Agent on or after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. The Disbursing Agent shall not be responsible for making distributions on account of Litigation Trust Beneficial Interests.

     6.6 Rights and Powers of Disbursing Agent.

         (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

         (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

     6.7 Delivery of Distributions.

     Unless otherwise provided herein, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified in writing of a change of name or address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains a name or address for such holder different from the name or address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest, provided, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of eighteen (18) months from (a) the Effective Date and (b) the date such holder's Claim is Allowed. After such date, all unclaimed property or interests in property shall revert to Reorganized Sunterra, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing their books and records (including any proofs of claim filed against the Debtors).

     6.8 Manner of Payment Under Plan.

     Except as specifically provided herein, at the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of DTC as and to the extent such Cash payment is made through the facilities of DTC.

     6.9  Fractional Shares and Fractional Warrants.

     No fractional shares of New Sunterra Common Stock or fractional New Sunterra Warrants or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Sunterra Common Stock or fractional New Sunterra Warrants shall be rounded down to the next whole number or zero, as applicable. Neither the Debtors, the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Sunterra Common Stock or less than one (1) New Sunterra Warrant. Fractional shares of New Sunterra Common Stock or fractional shares of New Sunterra Warrants that are not distributed in accordance with this section 6.9 shall be returned to Reorganized Sunterra and cancelled.

     6.10 Exemption from Securities Laws.

     The issuance of the Plan Securities pursuant to this Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

     6.11 Listing or Quotation of New Sunterra Common Stock; Registration of Securities.

     Reorganized Sunterra shall (a) maintain its status as of the Effective Date as a reporting company under the Exchange Act and use its best efforts to cause, on the Effective Date, the shares of the New Sunterra Common Stock issued hereunder to be accepted for listing on a national securities exchange, or to have such shares of New Sunterra Common Stock accepted for quotation on the Nasdaq Stock Market; (b) in accordance with the terms of the Registration Rights Agreement, file, as soon as reasonably practicable after the filing of Reorganized Sunterra's Annual Report on Form 10-K for fiscal year 2002, and use its best efforts to have declared effective as soon as possible thereafter, the Shelf Registration, (c) use its best efforts to keep the Shelf Registration effective for a three-year period or, if less, the period required for the disposition of the shares of New Sunterra Common Stock covered thereby as provided in the Registration Rights Agreement and (d) supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and use its best efforts to have such supplements and amendments declared effective as soon as practicable after filing. In addition, on the Effective Date, Reorganized Sunterra shall enter into a Registration Rights Agreement in the form contained in the Plan Supplement.

     6.12 Setoffs.

     The Debtors, the Reorganized Debtors or their designee as instructed by them may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, setoff against any Allowed Claim, and the distributions to be made pursuant to this Plan on account of such Claim, the Causes of Action of any nature that the applicable Debtor or Reorganized Debtor or its successor may hold against the holder of such Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtors or Reorganized Debtors or its successor of any Causes of Action that the Debtors or the Reorganized Debtors or its successor may possess against such holder.

     6.13 Required Regulatory Approvals.

     Notwithstanding anything herein to the contrary, if any holder of a Claim (other than a Debtor) is required to obtain regulatory approvals to consummate the transactions contemplated hereby and such holder has not obtained the required regulatory approvals prior to or on the Effective Date, such holder's distributions in respect of the holder's Claim or Claims shall be withheld by the Reorganized Debtors or their designee until the required regulatory approvals have been obtained by such holder.

     SECTION 7. PROCEDURES FOR DISPUTED CLAIMS

     7.1  Objections to Claims.

     Other than with respect to Fee Claims and Indenture Trustee Fees and Expenses, only the Reorganized Debtors shall be entitled to object to Claims, including any Claim which has been listed by the Debtors in the Schedules in a specific amount and not disputed or contingent. Any objections to such Claims (other than Fee Claims and Indenture Trustee Fees and Expenses) shall be served and filed on or before the later of: (a) one hundred twenty (120) days after the Effective Date; (b) thirty (30) days after a request for payment or proof of Claim is properly filed and served upon the Debtors; or (c) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) hereof. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if a Debtor or a Reorganized Debtor effects service in any of the following manners:
(a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a claimant is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the claimant's behalf in the Reorganization Cases (so long as such appearance has not been subsequently withdrawn). This Plan shall not affect any party's rights to object to Fee Claims (which for purposes of this section 7.1 only, fees and expenses of Magten's counsel shall be deemed to be a Fee Claim), except with respect to the Fee Claim of counsel to Magten which, in accordance with Bankruptcy Rule 9019 and the Plan, has been settled and compromised by the Debtors and, with the support of the Creditors' Committee and in full satisfaction of all Fee Claims of counsel to Magten, shall upon the Effective Date be an Allowed Fee Claim in the amount of $250,000 to be paid by the Reorganized Debtors in accordance with section 2.4 of the Plan without the need for the filing of any application for allowance thereof.

     7.2  Payments and Distributions with Respect to Disputed Claims.

          (a) General. Notwithstanding any other provision hereof, if any portion of a Claim (other than a Fee Claim) is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

          (b) Tort Claims. Any Tort Claim as to which a proof of claim was timely filed in the Reorganization Cases shall be determined and liquidated subject to any applicable ADR Procedures. Any Tort Claim determined and liquidated pursuant to (a) the ADR Procedures, (b) an order of the Bankruptcy Court, or (c) applicable nonbankruptcy law, which determination shall no longer be appealable or subject to review, shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in Class 9 and satisfied in accordance with this Plan (provided, that, to the extent a Tort Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this section 7.2 shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Debtors may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

     7.3 Distributions After Allowance.

     After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under this Plan in accordance with the provisions hereof.

     7.4 Excess Reserves.

     On the Effective Date, Reorganized Sunterra shall reserve 20 million shares of New Sunterra Common Stock to be issued to the holders of Class 6, 7, 8 and 9 Claims in accordance with the terms of this Plan and shall reserve 600,000 shares of New Sunterra Common Stock underlying the New Sunterra Warrants to be issued to the holders of Class 8 Claims in accordance with the terms of the Plan. Upon any Disputed Claim becoming a Disallowed Claim, in whole or in part, the Cash and/or Plan Securities reserved for the payment of or distribution on the disallowed portion of such Disputed Claim including any interest attributable thereto, together with any Cash and non-Cash dividends and interest earned thereon, shall immediately and irrevocably vest in the Reorganized Debtors and the Disbursing Agent shall transmit such property to the Reorganized Debtors, whereupon the Reorganized Debtors shall thereafter be empowered to take whatever steps may be necessary to exercise control over such property. Shares of New Sunterra Common Stock that are reserved pursuant to this section for issuance but not issued shall remain authorized but unissued New Sunterra Common Stock.

     SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     8.1  General Treatment.

          (a) Subject to the occurrence of the Effective Date and subparagraph
(c) below, all executory contracts and unexpired leases to which any of the Debtors is a party are hereby rejected, except for any executory contracts or unexpired leases that (i) have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) are designated specifically or by category as a contract or lease to be assumed on the Schedule of Assumed Contracts and Leases contained in the Plan Supplement, as such Schedule of Assumed Contracts and Leases may be amended from time to time prior to the Effective Date to include additional contracts and agreements, (iii) are the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors filed prior to the Effective Date; (iv) relate to all obligations to the existing Homeowners and HOAs under existing agreements with such parties; or (v) are leases by any of the Debtors pertaining to the use or occupancy of real property. For purposes hereof, each executory contract and unexpired lease that relates to the use or occupancy of real property, whether (x) listed on the Schedule of Assumed Contracts and Leases, (y) previously assumed or rejected pursuant to a Final Order of the Bankruptcy Court, or (z) rejected herein, shall include (A) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly with respect to any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (B) executory contracts or unexpired leases appurtenant to the premises, excluding any non-competition and like agreements but including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are otherwise specifically assumed or rejected.

          (b) Subject to section 8.2 of this Plan, the executory contracts and unexpired leases on the Schedule of Assumed Contracts and Leases shall be assumed by the respective Debtors as indicated on such Schedule. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Debtors.

          (c) Except as may be provided in the Confirmation Order, the Reorganized Debtors shall assume all obligations to the existing HOAs under existing agreements with such parties.

          (d) Except as may be provided in the Confirmation Order, the Reorganized Debtors shall assume all obligations to the existing Homeowners under existing agreements with such parties.

     8.2  Cure of Defaults.

     Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Schedule of Assumed Contracts and Leases, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Effective Date, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Reorganized Debtors shall have fifteen (15) days from the date of service to object to the cure amounts listed by the Debtors. If an objection is filed with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of the disputed cure amount. Notwithstanding section 8.1 or the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

     8.3  Rejection Claims.

     Except as otherwise ordered by the Bankruptcy Court pursuant to an order establishing a Rejection Claims Bar Date, in the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to this Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim has been filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the applicable Rejection Claims Bar Date, in the form and manner set forth in the order establishing the Rejection Claims Bar Date. Any Allowed Claim resulting from the rejection of an executory contract or unexpired lease shall be classified and treated as provided in sections 3 and 4 of this Plan.

     SECTION 9. CONDITIONS PRECEDENT TO CONFIRMATION

     9.1  Condition Precedent.

     Confirmation of this Plan is subject to (a) entry of the Confirmation Order, the form and substance of which shall be consented to by the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), and
(b) the Debtors obtaining binding commitments for the Exit Facility and the Working Capital Facility on terms which shall be consented to by the Creditors' Committee (provided such consent is not unreasonably withheld or delayed).

     9.2   Waiver of Condition Precedent.

     The Debtors shall have the right, with the prior written consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), to waive any of the conditions set forth in section 9.1(b) of this Plan at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of this Plan.

     SECTION 10. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

     10.1  Conditions Precedent.

     The occurrence of the Effective Date is subject to:

           (a) the Exit Facility and the Working Capital Facility being executed and delivered consistent with section 5.2 of this Plan on terms which shall be in form and substance consented to by the Creditors' Committee (provided that such consent is not unreasonably withheld or delayed);

           (b) the Confirmation Order becoming a Final Order;

           (c) the Plan Documents to be entered into (rather than assumed) by the Reorganized Debtors being executed and delivered;

           (d) the Debtors having received the prior consent of the Creditors' Committee for any modification to the Plan Documents or any document comprising the Plan Supplement (provided such consent is not unreasonably withheld or delayed);

           (e) the Reorganized Debtors having sufficient Cash on hand and/or financing sources to make timely distributions under this Plan;

           (f) the Debtors obtaining all authorizations, consents and regulatory approvals, if any, required to be obtained, and filing all notices and reports, if any, required to be filed, by the Debtors in connection with this Plan's effectiveness, including without limitation any notification or report in compliance with, or consent or approval under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder and any applicable waiting period with respect to each (including extensions) shall have expired or been terminated or the requisite consent or approval required thereby shall have been obtained without any material condition or limitation; and

           (g) the Debtors and the Creditors' Committee being reasonably satisfied with the ability of Reorganized Sunterra to effect the Shelf Registration in accordance with the provisions of the Registration Rights Agreement, and the Debtors shall not have received from the SEC any communication that reasonably could be expected to affect such ability in a material and adverse manner.

     10.2  Waiver of Conditions Precedent.

           (a) The Debtors shall have the right, with the prior written consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), to waive any of the conditions precedent set forth in section 10.1 of this Plan at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with consummation of this Plan. Further, the stay of the Confirmation Order, pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by entry of the Confirmation Order.

           (b) If the Debtors perform such a waiver and consummation, the Debtors' waiver of the condition will benefit from the "mootness doctrine", and the act of consummation of this Plan will foreclose any ability to challenge this Plan in court. The failure to satisfy or waive any condition may be asserted by the Debtors regardless of the circumstances that give rise to the failure of the condition to be satisfied (including, without limitation, any act, action, failure to act, or inaction by the Debtors). The failure of the Debtors to assert the non-satisfaction of any conditions will not be deemed a waiver of any other rights under this Plan, and each such right will be deemed an ongoing right that may be asserted or waived at any time or from time to time.

     10.3  Effect of Failure of Conditions.

     If all the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived on or before the first Business Day that is more than 179 days after the Confirmation Date, or by such later date as is proposed and approved, after notice and a hearing, by the Bankruptcy Court, then upon motion by the Debtors made before the time that all of the conditions have been satisfied or duly waived, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if all of the conditions to consummation set forth in section 10.1 of this Plan are either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this section 10.3, this Plan shall be null and void in all respects, and nothing contained in this Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors or (b) prejudice in any manner the rights of the holder of any Claim or Equity Interest in the Debtors.

     SECTION 11. EFFECT OF CONFIRMATION

     11.1  Vesting of Assets.

     On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of the Estates shall vest in one or more of the Reorganized Debtors or the Litigation Trustee, as applicable, free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided herein or in the Confirmation Order. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any property of any Estate to vest in the Reorganized Debtor designated for such purpose by the Debtors. The Reorganized Debtors and the Litigation Trust, as applicable, may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein. Without limiting the foregoing, pursuant to section 1123(b)(3) of the Bankruptcy Code, except for Designated Litigation, which shall be transferred to the Litigation Trust, the Reorganized Debtors shall retain and shall have the exclusive right, in their discretion, to enforce against any Person any and all Causes of Action of the Debtors, including, without limitation, all avoidance actions and Claims pursuant to sections 544, 545, 547, 548, 550 and/or 553 of the Bankruptcy Code (other than those avoidance actions described in clause (b) of the definition of "Estate Litigation Claims" which shall be transferred to the Litigation Trust). The resolution of such avoidance actions (other than those avoidance actions described in clause (b) of the definition of "Estate Litigation Claims" which shall be transferred to the Litigation Trust) not resolved as of the Confirmation Date will be the responsibility of the Reorganized Debtors' senior management, subject to further direction from Reorganized Sunterra's Board of Directors.

     11.2 Discharge of Claims and Equity Interests.

     Except as otherwise provided herein or in the Confirmation Order, the rights afforded in this Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims and all Equity Interests of any kind, nature, or description whatsoever against or in the Debtors or any of their Assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise provided herein, upon the Effective Date, all Claims against the Debtors and Equity Interests in the Debtors shall be, and shall be deemed to be, discharged whether or not a proof of claim or proof of interest was filed with respect thereto.

     11.3 Discharge of Debtors.

     Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein (including, but not limited to, section 11.7(b) herein) or in the Confirmation Order, each holder (as well as any trustees and agents on behalf of each holder) of a Claim, Defensive Claim, or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Defensive Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such holders of Claims, Defensive Claims, and Equity Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Defensive Claim against or terminated Equity Interest in the Debtors or Reorganized Debtors.

     11.4 Term of Injunctions or Stays.

     Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     11.5 Injunction Against Interference With Plan.

     Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

     11.6 Injunction.

     Except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims or Defensive Claims against or Equity Interests in any of the Debtors or the Estates are, with respect to any such Claims, Defensive Claims, or Equity Interests, permanently enjoined after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Litigation Trust or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates, the Litigation Trust or the

Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (d) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law.

     11.7  Retention of Causes of Action/Reservation of Rights.

           (a) Except as specifically provided herein, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, Claims or Causes of Action that the Debtors (including those entities listed in section 1.43 of this Plan) may have or which a Reorganized Debtor or the Litigation Trust (or the Creditors' Committee to the extent the Creditors' Committee has been authorized to act on the Debtors' behalf) may choose to assert on behalf of an Estate in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against a Debtor, Reorganized Debtor, or any of their officers, directors, or representatives; (ii) the avoidance of any transfer by or obligation of the Estates or the Debtors or the recovery of the value of such transfer; (iii) the turnover of any property of the Estates; and/or (iv) Claims against other third parties, including without limitation, those parties listed on a schedule in the Plan Supplement.

           (b) Nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that a Debtor had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by this Plan pursuant to section 4.1 of this Plan. The Reorganized Debtors or Litigation Trust, as applicable, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, or other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date as fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors' legal and/or equitable rights respecting any Claim left unimpaired by this Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

     SECTION 12. RETENTION OF JURISDICTION

     On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction, pursuant to 28 U.S.C. (S)(S) 1334 and 157 (but this Plan shall in no way expand the jurisdiction otherwise granted to the Bankruptcy Court pursuant 28 U.S.C. (S)(S) 1334 and 157), over all matters arising in, arising under, or related to the Reorganization Cases for, among other things, the following purposes:

           (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

           (b) To determine any motion, adversary proceeding, avoidance action, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date.

           (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

          (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

          (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

          (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court.

          (g) To hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

          (h) To hear and determine all matters related to the Litigation Trust, including but not limited to: (i) the formation, operation and winding up of the Litigation Trust; (ii) the appointment and/or removal of a Litigation Trustee or the appointment and/or removal of members of the Oversight Board; and (iii) disputes concerning the administration of the Litigation Trust, payment of costs and expenses of the Litigation Trust, and distributions to Litigation Trust Beneficiaries.

          (i) To hear and determine all Fee Claims.

          (j) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

          (k) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any release or injunction provisions set forth herein, or to maintain the integrity of this Plan following consummation.

          (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

          (m) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

          (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

          (o) To enter a final decree closing the Reorganization Cases.

          (p) To recover all Assets of the Debtors and property of the Estates, wherever located.

     SECTION 13. MISCELLANEOUS PROVISIONS

     13.1 Exemption from Certain Transfer Taxes.

     To the fullest extent permitted by applicable law, any transfer or encumbrance of assets or any portion(s) of assets pursuant to, or in furtherance of, or in connection with this Plan shall constitute a "transfer under a plan" within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to transfer, stamp or similar taxes. The application of this section
13.1 includes, but is not limited to, transactions involving a change in the corporate structure of the Debtors and the Reorganized Debtors, consummated on or subsequent to the Effective Date.

     13.2 Federal Income Tax Treatment of Litigation Trust.

     For federal income tax purposes, the transfer by the Debtors of their title and interest in the Designated Litigation to the Litigation Trust, pursuant to the terms of the Litigation Trust Agreement, will be treated as a transfer of the title and interest in the Designated Litigation to the beneficiaries of the Litigation Trust followed by a deemed transfer of such title and interest by the beneficiaries to the Litigation Trust. The beneficiaries will be treated as the grantors and owners of the Litigation Trust for federal income tax purposes. All assets transferred to the Litigation Trust will be valued consistently by the Reorganized Debtors, the Estates, the Litigation Trustee, and the beneficiaries of the Litigation Trust, to the extent applicable, for all federal income tax purposes.

     13.3 Allocation of Consideration.

     The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any.

     13.4 Retiree Benefits

     On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, each of the Reorganized Debtors shall continue to pay all retiree benefits of each Debtor (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which each Debtor had obligated itself to provide such benefits. Nothing herein shall restrict the Reorganized Debtors' rights to modify the terms and conditions of the retiree benefits as otherwise permitted pursuant to the terms of the applicable plans or non-bankruptcy law.

     13.5 Other Payments.

     Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by one or more of the Debtors pursuant to orders of the Bankruptcy Court, including, but not limited to, that certain Order Authorizing Payment of Prepetition (a) Wages, Salaries and Other Compensation, (b) Employee Medical and Similar Benefits, (c) Reimbursable Employee Expenses, and (d) Other Miscellaneous Employee Expenses and Benefits, dated May 31, 2000. To the extent such payments are not reflected in the Schedules, such Schedules are hereby amended and all applicable amounts are reduced to reflect that such payments were made. Nothing in this Plan shall preclude the Reorganized Debtors from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

     13.6  Dissolution of Creditors' Committee.

     The Creditors' Committee shall dissolve on the Effective Date. Upon dissolution of the Creditors' Committee pursuant to this section 13.6, any provision of this Plan requiring the Creditors' Committee consent shall be deemed satisfied.

     13.7  Termination of Professionals.

     On the Effective Date, the engagement of each professional retained by the Creditors' Committee and any and all of the Debtors shall be terminated without further order of the Bankruptcy Court or act of the parties. Without limiting the foregoing, counsel of record for the Debtors in the actions or proceedings in the Reorganization Cases shall be substituted for by counsel hired by the applicable Reorganized Debtors.

     13.8  Substantial Consummation.

     On the Effective Date, this Plan shall be deemed to be substantially consummated pursuant to section 1101 of the Bankruptcy Code.

     13.9  Amendments.

           (a) Plan Modifications. This Plan may be amended, modified, or supplemented by the Debtors, with the prior written consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Claims or Equity Interests pursuant to this Plan, the Debtors, with the prior written consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Plan Documents and/or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of this Plan.

           (b) Other Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to this Plan, with the prior written consent of the Creditors' Committee (provided such consent is not unreasonably withheld or delayed), without further order or approval of the Bankruptcy Court, provided, that, such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

     13.10 Revocation or Withdrawal of this Plan.

     The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date. If the Debtors take such action, this Plan shall be deemed null and void.

     13.11 Cramdown.

     In the event a Class votes against this Plan, and this Plan is not withdrawn as provided above, the Debtors reserve the right to effect a "cram down" of this Plan pursuant to section 1129(b) of the Bankruptcy Code. To the extent any Class is deemed to reject this Plan by virtue of the treatment provided to such Class, this Plan shall be "crammed down" on the claimants within such Class pursuant to section 1129(b) of the Bankruptcy Code.

     13.12 Confirmation Order.

     The Confirmation Order shall, and is hereby deemed to, ratify all transactions effected by the Debtors during the period commencing on the Commencement Date and ending on the Confirmation Date except for any acts constituting willful misconduct, gross negligence, recklessness or fraud.

     13.13 Severability.

     If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     13.14 Governing Law.

     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document provides otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflict of laws thereof.

     13.15 Section 1125(e) of the Bankruptcy Code.

     The Debtors have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Debtors and each member of the Creditors' Committee (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

     13.16 Time.

     In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

     13.17 Notices.

     All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                 Sunterra Corporation
                 1781 Park Center Drive
                 Orlando, Florida 32835
                 Attn:  General Counsel
                 Telephone:  (407) 532-1000
                 Telecopier: (407) 532-1058

                          -and-

                 Willkie Farr & Gallagher
                 787 Seventh Avenue
                 New York, New York  10019-6099
                 Attn:  Marc Abrams, Esq.
                        Michael J. Kelly, Esq.
                 Telephone:  (212) 728-8000
                 Telecopier: (212) 728-8111

                          -and -

                 Whiteford Taylor & Preston, LLP
                 7 Saint Paul Street
                 Baltimore, Maryland  21202
                 Attn:  Paul M. Nussbaum, Esq.
                        Martin T. Fletcher, Esq.
                 Telephone:  (410) 347-8700
                 Telecopier: (410) 625-7510



                            [SIGNATURE PAGE FOLLOWS]

Dated:  May 9, 2002


                            Respectfully submitted,

                            SUNTERRA CORPORATION
                            (for itself and on behalf of each of the Debtors, as defined herein)



                            By: /s/Nicholas J. Benson
                                ------------------------------------------------
                            Name:  Nicholas J. Benson
                            Title: President and Chief Executive Officer of
                                   Sunterra Corporation




                            DEBTORS OTHER THAN SUNTERRA CORPORATION



                            By: /s/Nicholas J. Benson
                                ------------------------------------------------
                            Name:  Nicholas J. Benson
                            Title: President

Exhibits to Third Amended and Restated Joint Plan of Reorganization, As Amended

                                    EXHIBIT A

                                     DEBTORS
                                     -------

Sunterra Corporation
AKGI Lake Tahoe Investments, Inc
AKGI St. Maarten, N.V., Inc.
All Seasons Properties, Inc.
All Seasons Realty, Inc.
All Seasons Resorts, Inc. (AZ)
All Seasons Resorts, Inc. (TX)
Argosy Grand Beach, Inc.
Argosy Hilton Head, Inc
Argosy Partners, Inc.
Argosy/KGI Grand Beach Investment Partnership
Argosy/KGI Port Royal Partners
AVCOM International, Inc.
Design Internationale-RMI, Inc.
Grand Beach Partners, LP
Grand Beach Resort, Limited Partnership
Greensprings Associates
Greensprings Plantation Resorts, Inc.
Harich Tahoe Development
KGI Grand Beach Investments, Inc.
KGI Port Royal, Inc.
KGK Lake Tahoe Development, Inc
Lake Tahoe Resort Partners, LLC
Lakewood Development, Inc.
MMG Development Corp.
Plantation Resorts Group, Inc.
Pointe Partners, Limited Partnership
Port Royal Resort, L.P.
Powhatan Associates
Premier Vacations, Inc.
Resort Connections, Inc.
Resorts Development International, Inc.
Resort Marketing International, Inc.
Ridge Pointe Limited Partnership
Ridgewood Development, Inc
RKG, Inc.
Sunterra Financial Services, Inc.
Sunterra St. Croix, Inc.
Williamsburg Vacations, Inc.

                                    EXHIBIT B

                               REORGANIZED DEBTORS
                               -------------------

Sunterra Corporation
AKGI St. Maarten, N.V., Inc.
Sunterra Poco Diablo Development, LLC (f/k/a All Seasons Resorts, Inc. (AZ)) Sunterra Villas on the Lake Development, LLC (f/k/a All Seasons Resorts, Inc.
 (TX))
Sunterra Developer and Sales Holding Company (f/k/a AVCOM International, Inc.) Sunterra Grand Beach Resort Development, LLC (f/k/a Grand Beach Resort, Limited
 Partnership)
Sunterra Greensprings Development, LLC (f/k/a Greensprings Associates)
Sunterra Lake Tahoe Development, LLC (f/k/a Lake Tahoe Resort Partners, LLC) Sunterra Polynesian Isles Development, LLC (f/k/a MMG Development Corp.) Sunterra Port Royal Development, LLC (f/k/a Port Royal Resort, L.P.)
Sunterra Powhatan Development, LLC (f/k/a Powhatan Associates)
Resort Marketing International, Inc.
Sunterra Ridge Pointe Development, LLC (f/k/a Ridge Pointe, Limited Partnership) Sunterra Financial Services, Inc.
Sunterra St. Croix Development, LLC (f/k/a Sunterra St. Croix, Inc.)

                                    EXHIBIT C

                            NEW MINI-VACATION PACKAGE
                            -------------------------

     Prior to the filing of the Reorganization Cases, the Debtors engaged in extensive marketing efforts to encourage potential owners' attendance at sales presentations at their resorts. Such efforts took the form of offering hotel accommodations near the Debtors' resorts or discounted cruise certificates, in return for attending a sales presentation at a resort (a "Mini-Vacation Package"). The precise nature of each package varied from resort to resort, but generally included hotel accommodations from 2 to 5 nights and an incentive such as dinner certificates or amusement park tickets at a local business.

     The Debtors intend to honor the Mini-Vacation Packages by providing a New Mini-Vacation Package to each holder of an allowed Mini-Vacation Package Claim. However, due to the diverse nature of the Mini-Vacation Packages, the Debtor is not able to fulfill each package under its original terms and conditions. Holders of such claims will receive a New Mini-Vacation Package based on the following conditions:

          . The holder must travel within 12 months of issuance of the New Mini-Vacation Packages. Holder must agree to attend a 90-minute sales presentation.

          . Rather than a hotel accommodation, the holder will receive a stay at a Sunterra resort. The number of days' accommodations received will be based upon the Allowed Mini-Vacation Claim Amount, according to the following matrix:

-------------------------------------------------------------------------------------------------------
 Allowed Mini-      Less than    $100-$199     $200-$299      $300-$499    $500-$699     Greater than
   Vacation            $99                                                                   $700
 Claim Amount
-------------------------------------------------------------------------------------------------------
  Length of             2            3             4              5            6               7
Resort Stay in
   Nights
-------------------------------------------------------------------------------------------------------

          . Reservations will be made by calling a designated Sunterra Resorts location, and accepted at participating resorts based on availability. Any subsequent reservation changes will require a $25 fee. The following resorts will be participating:

                    .  Cypress Pointe (Orlando, FL)
                    .  EVR Grand Beach (Orlando, FL)
                    .  EVR Lake Tahoe (Lake Tahoe, CA)
                    . Flamingo Beach (St. Maartin, Netherland Antilles) . Plantation at Falls Creek (Branson, MO)
                    .  Royal Palm (St. Maarten, Netherland Antilles)
                    .  Ridge on Sedona Golf (Sedona, AZ)
                    .  San Luis Bay (Avila Beach, CA)
                    .  Scottsdale Villa Mirage (Scottsdale, AZ)
                    .  Sedona Summit (Sedona, AZ)

                                    EXHIBIT D

                           MECHANICS' LIEN TERM SHEET
                           --------------------------

===========================================================================================================
Satisfaction of Liens                                  Allowed Mechanics' Lien Claims paid at a
                                                       discounted rate for Cash or pursuant to a secured
                                                       note paid over five (5) years

===========================================================================================================
Transfer of Collateral and New Documentation           Collateral will be a promissory note secured by a
                                                       mortgage or deed of trust, as applicable

===========================================================================================================
Other Terms & Conditions                               Standard mortgage terms and conditions.

===========================================================================================================
Release of current mechanics'liens                     All mechanics' liens will be released at the time
                                                       the discounted payment is received by the Lienholder
                                                       or when the New Mechanics' Lien Notes are executed,
                                                       as applicable.
===========================================================================================================

                                    EXHIBIT E

                               NEW ENCORE Package
                               ------------------

     Prior to the filing of the Reorganization Cases, one of the Debtors' marketing practices was to offer sales presentation attendees expressing an interest in owning a timeshare, but not willing to commit to the purchase of a Vacation Interval, an Encore Package that would entitle them to use a vacation residence for a single one-week period within a period of twelve to eighteen months.

     Holders of Allowed Encore Package Claims will receive a New Encore Package. While some resort substitutions may be necessary due to asset dispositions, the Debtors will provide substantially similar replacement packages to each holder. The holders of Allowed Encore Package Claims must travel within 12 months of issuance of the New Encore Package.

     In some circumstances, Encore Packages contained a 5 day, 4 night discount cruise certificate as an additional incentive. For Allowed Encore Package Claims containing this component, a substantially similar discount cruise certificate will be included in the New Encore Package.